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                                                                EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 33-70506 and No. 33-89872 of CFI ProServices, Inc. on Form S-8 of our report dated May 31, 1996, appearing in this Form 8-K/A-1 of CFI ProServices, Inc. dated June 14, 1996.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Atlanta, Georgia
June 14, 1996